UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

Power3 Medical Products, Inc.

(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3

The Woodlands, Texas  77381

(Address of principal executive offices and zip code)

(281) 466-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

See Item 8.01, which is incorporated herein by reference, for a discussion of events that may result in an event of default under, and the acceleration of the indebtedness on, the $1,400,000 aggregate principal amount of debentures (the “Debentures”) previously issued by Power 3 Medical Products, Inc. (the “Company”).

Item 8.01  Other Events.

A.            Delay in Filing Annual Report on Form 10-KSB.

On April 1, 2005, the Company filed a Form 12b-25 with the Securities and Exchange Commission (“SEC”) extending the deadline for filing its Form 10-KSB until April 15, 2005.  Although the Company has completed its audit for fiscal year 2004, the Company will not be able to file its 2004 Annual Report on Form 10-KSB by the extended April 15, 2005 deadline.  The Company is endeavoring to file its Form 10-KSB as soon as reasonably possible.

On May 18, 2004, the Company purchased all of the assets of Advanced Bio/Chem, Inc., doing business as ProteEx.  Advanced Bio/Chem has since changed its name to Industrial Enterprises of America, Inc.  For financial statement purposes, the transaction has been accounted for as a recapitalization of the equity structure rather than a business combination.  Financial statements of Advanced Bio/Chem, as an operating entity, provide the most relevant financial information available for the Company’s operations prior to May 18, 2004, the date of the acquisition.  Consequently, the financial statements of Advanced Bio/Chem, as the predecessor business, for fiscal year 2003 are required to be included in the Company’s 2004 Annual Report on Form 10-KSB.

Fitts, Roberts & Co., P.C. (“Fitts, Roberts”) audited the financial statements of Advanced Bio/Chem for the year ended December 31, 2003 and has previously issued its audit opinion in Advanced Bio/Chem’s Annual Report on Form 10-KSB for 2003.  Fitts Roberts has refused to give its consent to the inclusion, in the Company’s Annual Report on Form 10-KSB for 2004, of Fitts Roberts’ audit opinion on the financial statements of Advanced Bio/Chem for fiscal year 2003, notwithstanding that Fitts Roberts previously consented to the inclusion of their audit opinion for the years ended December 31, 2003 and 2002 in the Company’s Current Report on Form 8-K/A filed August 3, 2004 and the Company’s Registration Statement on Form SB-2 filed January 21, 2005.  The Company has requested Advanced Bio/Chem to engage an independent auditor to re-audit the 2003 financial statements of Advanced Bio/Chem and issue a new audit opinion thereon and the Company is working with Advanced Bio/Chem in this matter so that the Company can file its Form 10-KSB as soon as possible.

Except as noted in the following sentence, the audit reports of Fitts Roberts on the financial statements of Advanced Bio/Chem as of December 31, 2003 and 2002 and for each of the two years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.  In its audit report dated July 26, 2004 included in the Company’s Form 8-K/A and subsequent audit report dated July 26, 2004, except for Notes 1, 3, 8, 11, 12, 13 and 16 as to which the date is November 12, 2004 included in the Company’s Registration Statement on Form SB-2, Fitts Roberts included an explanatory paragraph that described an uncertainty about Advanced Bio/Chem’s ability to continue as a going concern.

Since Fitts Roberts was the auditor for Advanced Bio/Chem prior to the date of acquisition, the Company has no basis on which to state whether there were any disagreements between Advanced Bio/Chem and Fitts Roberts on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Fitts Roberts’ satisfaction, would have caused Fitts Roberts to make reference to the subject matter of the disagreement in connection with its reports.

Fitts Roberts has informed the Company that Fitts Roberts has refused to furnish its consent due to its concerns with the Company’s accounting treatment of the May 2004 transaction with Advanced Bio/Chem.  Fitts Roberts has advised the Company that (1) it has not formed any opinion or otherwise made any judgment regarding the Company’s accounting for the Advanced Bio/Chem transaction occurring in 2004, and (2) since the matter of its consent is voluntary, Fitts Roberts is declining to give its consent at this time to allow the Company to include or refer to its audit report on Advanced Bio/Chem’s 2003 financial statements in the Company’s 2004 Annual Report on Form 10-KSB or any other filing.  The consequence of Fitts Roberts’ refusal is that the Company is unable to timely file its Annual Report on Form 10-KSB in compliance with the rules and regulations of the SEC.

The Company has provided Fitts Roberts with a copy of the foregoing disclosures and has requested that Fitts Roberts furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

The Company will amend this Current Report to include a copy of Fitts Roberts’ letter as a exhibit promptly after Fitts Roberts furnishes the letter to the Company.

B.            Certain Consequences Related to Delay in Filing Form 10-KSB.

The Company previously issued the Debentures pursuant to the terms of a Securities Purchases Agreement (the “Agreement”) dated as of October 28, 2004.  The Agreement requires the Company to timely file required annual and other periodic reports, within the time periods required by the SEC.  The delay in filing the Company’s Form 10-KSB will not automatically result in an event of default under the Debentures.  However, under the Debentures, if the Company fails to observe or perform certain covenants and agreements, including its covenant under the Agreement to timely file its periodic reports with the SEC, an event of default pursuant to the Debenture shall occur if the failure is not cured, if it may be cured, within ten trading days after notice of such default is sent by any holder of the Debentures to the Company.  If a notice of default is received by the Company and the Company fails to cure the default within the applicable period, then each holder of the Debentures shall have the right to accelerate maturity of the debt due and payable under the Debentures, unless a waiver is obtained from each holder of the Debentures.  The Company intends to seek a waiver under the Debentures to allow it sufficient time to complete and file the Form 10-KSB.  If an event of default were to occur and the Company was unable to obtain waivers from the holders of the Debentures, the aggregate amount payable upon acceleration by reason of the default would equal the “Mandatory Prepayment Amount” as specified in the Debenture.  The Mandatory Prepayment Amount shall equal the sum of (i) the greater of: (a) 130% of the principal amount of the Debentures to be prepaid, or (b) the principal amount of the Debentures to be prepaid, divided by the conversion price on (x) the date the payment is demanded or otherwise due, or (y) the date the payment is paid in full, whichever is less, multiplied by the closing price of the Company’s common stock on (x) the date the payment is demanded or otherwise due, or (y) the date the payment is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the Debentures.

The Company intends to file its Form 10-KSB for the year ended December 31, 2004 as soon as possible.  However, the Company’s ability to file its Form 10-KSB will depend to a large extent on the ability of Advanced Bio/Chem to engage a new independent auditor to perform an audit of Advanced Bio/Chem’s financial statements for the year ended December 31, 2003.  If the Company is unable to promptly file its Form 10-KSB, it expects that it will receive a notice that the Company’s securities are no longer eligible for quotation on the OTC Bulletin Board.  In that case, the Company intends to request continued eligibility of its securities until it is able to file the Form 10-KSB, but there is no assurance that its request for continued eligibility will be granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power 3 Medical Products, Inc.

By:	/s/ Michael J. Rosinski
Michael J. Rosinski, Chief Financial Officer

Date:  April 15, 2005